Exhibit 10.5

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is executed as of April 8, 2015, by BREITBURN OPERATING LP, a Delaware limited partnership (the “Company”), Breitburn Energy Partners LP, a Delaware limited partnership (the “Parent Debtor”), BREITBURN FINANCE CORPORATION, a Delaware corporation (“Finance Corp.” and, together with the Company and the Parent Debtor, the “Issuers”), each of the other subsidiary entities of the Parent Debtor listed on the signature pages hereto or which becomes a party hereto (each, a “Subsidiary Debtor” and, together with the Company, the Parent Debtor and Finance Corp., each a “Debtor”, and collectively, the “Debtors”), whose mailing addresses are set forth on Annex A hereto, U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee and as collateral agent for the Secured Parties under the Indenture described below (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, pursuant to that certain Indenture, dated as of April 8, 2015 (as it may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the “Indenture”) by and among the Issuers, the Subsidiary Debtors from time to time party thereto and the Collateral Agent, the Issuers have issued their 9.25% Senior Secured Notes due 2020 (as defined in the Indenture, the “Notes”);

WHEREAS, the Debtors are entering into this Security Agreement in order to induce the Holders to purchase the Notes and to secure the obligations of the Debtors under or in connection with the Notes, including with respect to the guarantees made pursuant to Article 10 of the Indenture

ACCORDINGLY, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the Debtors and Secured Parties hereby agree as follows:

1.          CERTAIN DEFINITIONS AND OTHER TERMS. (a) Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in either of the Indenture or the UCC is used in this Security Agreement with the same meaning; provided that, if the definition given to such term in the Indenture conflicts with the definition given to such term in the UCC, the Indenture definition shall control to the extent legally allowable; and if any definition given to such term in Chapter 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Chapter 9 definition shall prevail. As used herein, the following terms have the meanings indicated:

Additional Debtor has the meaning set forth in Paragraph 8 hereof.

Assigned Agreements shall mean all agreements and contracts to which a Debtor is a party as of the date hereof, or to which such Debtor becomes a party after the date hereof, as each such agreement may be amended, supplemented or otherwise modified from time to time.

Cash Collateral Account has the meaning set forth in Paragraph 7(h) hereof.

Claim has the meaning set forth in Paragraph 7(l) hereof.

Collateral has the meaning set forth in Paragraph 3 hereof.

Copyrights has the meaning set forth in Paragraph 3(f) hereof.

Deposit Accounts has the meaning set forth in Paragraph 3(l) hereof.

Deposit Account Control Agreement means an agreement among a depository bank holding a Deposit Account, a Debtor, the Collateral Agent, and, if applicable, the Priority Lien Collateral Agent, substantially in such form as may be reasonably acceptable to the Lead Holder and the Collateral Agent.

Excluded Assets means (i) any permit, lease, license, contract, property right or agreement to which any Debtor is a party and any of its rights or interests thereunder if, and only for so long as, the grant of a security interest under the security documents (a) is prohibited by or a violation of any law, rule or regulation applicable to such Debtor or requires the consent of an applicable governmental authority or a third party which has not been obtained or (b) shall constitute or result in a breach of a term or provision of or termination or default under any such permit, lease, license, contract, property right or agreement (other than to the extent that any such law, rule, regulation, consent requirement, violation, term or provision would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law), (ii) property owned by any Debtor that is subject to a purchase money Lien or capital lease permitted under the Indenture if the agreement pursuant to which such Lien is granted (or the document providing for such capital lease) prohibits, or requires the consent of any Person other than any Debtor which has not been obtained as a condition to, the creation of any other Lien on such property, (iii) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (iv) any deposit account exclusively used for trust, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Debtor’s employees and (v) the Excluded Equity Interests; provided, however, “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of any Excluded Assets (unless such proceeds, products, substitutions or replacements would constitute Excluded Assets) or any of the items listed in clauses (i) through (v) to the extent they secure any Priority Lien Debt.

Excluded Equity Interests means (i) each Debtor’s Equity in Saginaw Bay Lateral Michigan Limited Partnership, Seal Beach Gas Processing Venture, Wilderness Chester Gas Processing Limited Partnership, Wilderness Chester LLC, Wilderness Energy, L.C. and Wilderness Energy Services Limited Partnership if, and to the extent that, and for so long as, including such Equity in the definition of “Collateral” would violate applicable law or a contractual obligation binding on such Equity, (ii) the Parent’s Equity in Breitburn GP LLC, (iii) Breitburn GP LLC’s general partnership interest in the Parent, (iv) the Company’s and Terra Energy Company LLC’s Equity in Breitburn Collingwood Utica LLC, (v) the Company’s Equity in East Texas Salt Water Disposal Company, (vi) Margin Stock not required to be pledged pursuant to Section 8.07(b) of the RBL Credit Agreement, as in effect on the date hereof, for so long as such provision is in effect and (vii) any Equity in an entity (other than those listed in clauses (i)-(vi)) to the extent that, and for so long as, including such Equity in the definition of “Collateral” would violate a contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets; provided, however, that if any entity listed in clause (i) becomes a Wholly-Owned Subsidiary, no Debtor’s Equity interests in such Wholly-Owned Subsidiary shall be deemed Excluded Equity Interests; and provided further that the term Excluded Equity Interests does not include dividends or other distributions paid in respect of the Debtor’s Equity in the above-listed entities and Equity, and does not include the proceeds of any Disposition of such Equity and provided further that Excluded Equity Interests does not include any Equity that has been pledged to secure any Priority Lien Debt.

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Feedstocks has the meaning set forth in Paragraph 3(b) hereof.

Intellectual Property has the meaning set forth in Paragraph 3(h) hereof.

Intercreditor Agreement means (i) that certain Intercreditor Agreement, dated as of the date hereof, by and among the Collateral Agent, the Issuers and the other parties thereto as Guarantors and the Priority Lien Collateral Agent and (ii) each customary intercreditor agreement entered into after the date hereof in accordance with the Indenture.

Intermediate Products has the meaning set forth in Paragraph 3(b) hereof.

Investment Accounts has the meaning set forth in Paragraph 3(m) hereof.

Investment Account Control Agreement means an agreement among a broker or intermediary holding an Investment Account, a Debtor, the Collateral Agent, and, if applicable, the Priority Lien Collateral Agent, in form and substance reasonably satisfactory to the Lead Holder and the Collateral Agent.

Laws means all applicable statutes, laws, treaties, ordinances, tariffs requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

Lead Holder means EIG Redwood Debt Aggregator, LP; provided that, at the point during which the funds or Persons managed or advised by EIG Management Company, LLC or its Affiliates cease to hold more than 50.1% of the outstanding principal amount of the Notes, any reference to the term “Lead Holder” contained in this Security Agreement shall no longer be applicable and shall have further no force and effect.

Obligor means any Person obligated with respect to any of the Collateral, whether as an account debtor, obligor on an instrument, issuer of securities, or otherwise.

Partnerships shall mean (a) those partnerships and limited liability companies listed under the caption “Pledged LLC Interests” or “Pledged Partnership Interests” on Annex C attached hereto and incorporated herein by reference, as such partnerships or limited liability companies exist or may hereinafter be restated, amended, or restructured, (b) any other partnership, joint venture, or limited liability company in which any Debtor shall, at any time, become a limited or general partner, venturer, or member, and (c) any partnership, joint venture, or corporation formed as a result of the restructure, reorganization, or amendment of any of the foregoing.

Partnership Agreements shall mean those agreements governing the Partnerships.

Partnership Interests shall mean all of each Debtor’s Right, title and interest now or hereafter accruing under the Partnership Agreements with respect to all distributions, allocations, proceeds, fees, preferences, payments, or other benefits, which such Debtor now is or may hereafter become entitled to receive with respect to such interests in the Partnerships and with respect to the repayment of all loans now or hereafter made by each Debtor to the Partnerships.

Patents has the meaning set forth in Paragraph 3(g) hereof.

Permitted Liens means liens permitted under the Indenture.

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Pledged Securities means, collectively, the Pledged Shares and any other Collateral consisting of securities.

Pledged Shares has the meaning set forth in Paragraph 3(c) hereof.

RBL Credit Agreement means that certain Third Amended and Restated Credit Agreement, dated as of November 19, 2014, by and among the Company, the Parent Debtor, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and as permitted under any Intercreditor Agreement and the Indenture.

Rights means rights, remedies, powers, privileges, and benefits.

Secured Obligations means all Obligations of the Debtors under the Notes or any other Note Document.

Secured Parties means, at any time, the Collateral Agent, the Holders of the Notes and each other holder of any Secured Obligation.

Security Interest means the security interest granted and the pledge and assignment made under Paragraph 2 hereof.

Trademarks has the meaning set forth in Paragraph 3(h) hereof.

UCC means the Uniform Commercial Code, including each such provision as it may subsequently be renumbered, as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

(b)        The interpretive terms set forth in Section 1.04 of the Indenture shall be applicable to this Security Agreement.

2.          SECURITY INTEREST. In order to secure the full and complete payment and performance of the Secured Obligations when due, each Debtor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and a lien on all of such Debtor’s Rights, titles, and interests in and to the Collateral and pledges, collaterally transfers, and assigns the Collateral to the Collateral Agent, for the benefit of the Secured Parties, all upon and subject to the terms and conditions of this Security Agreement. Such Security Interest is granted and such pledge and assignment are made as security only and shall not subject the Collateral Agent to, or transfer or in any way affect or modify, any obligation of any Debtor with respect to any of the Collateral or any transaction involving or giving rise thereto. If the grant, pledge, or collateral transfer or assignment of any specific item of the Collateral is expressly prohibited by any contract, then the Security Interest created hereby nonetheless remains effective to the extent allowed by the UCC or other applicable Law, but is otherwise limited by that prohibition.

3.          COLLATERAL. As used herein, the term “Collateral” means the following items and types of property, wherever located, now owned or in the future existing or acquired by any and all Debtors, and all proceeds and products thereof, and any substitutes or replacements therefor; provided, however, that the term “Collateral” expressly excludes the Excluded Assets and the Excluded Equity Interests:

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(a)   All personal property and fixture property of every kind and nature including all goods (including equipment, and any accessions thereto), software, investment property, money, cash, letters of credit, letter-of-credit rights, supporting obligations, Tax refunds, accounts, any and all contract rights, chattel paper (whether tangible or electronic), instruments, documents, general intangibles (including payment intangibles), and other obligations of any kind (including all rights to receive crude oil or petroleum products, to receive payments of money or to receive other value pursuant to contracts, agreements or other arrangements with other Persons, for the trading, lending, borrowing, or exchanging of crude oil or petroleum products in the ordinary course of business) relating thereto, now or hereafter existing;

(b)   All inventory, including all (A) crude oil, natural gas and natural gas liquids, other hydrocarbons and ethanol (together, “Feedstocks”), (B) Feedstocks that have been partially processed or refined as isomerate, cat feed, gasoline components or naptha (together, “Intermediate Products”) and (C) gasoline, diesel, aviation fuel, fuel oil, propane, ethanol, transmix and other products processed, refined or blended from Feedstocks and Intermediate Products, and all accessions to and products of any of the foregoing, and documents relating to any of the foregoing, now owned or in the future existing or acquired by each Debtor;

(c)   All Rights, titles, and interests of each Debtor in and to all outstanding stock, equity, membership interests or units, or other investment securities owned by such Debtor (for the avoidance of doubt, other than Excluded Equity Interests), including all capital stock equity, membership interests or units of any subsidiary of such Debtor set forth under the caption “Pledged Stock” on Annex C (the “Pledged Shares”) and including, without limitation, (i) all governance rights, rights to vote, consent to action and other participation in the management of the issuer and right to admittance as member of the issuer and (ii) all economic rights (including, without limitation, all rights to share in the profits or loss of any issuer and the right to receive distributions of the assets of the issuer);

(d)   All Rights, titles, and interests of each Debtor in and to all promissory notes and other instruments payable to such Debtor and all Rights, titles, interests, and Liens such Debtor may have, be, or become entitled to under all present and future loan agreements, security agreements, pledge agreements, deeds of trust, mortgages, guarantees, or other documents assuring or securing payment of or otherwise evidencing such promissory notes and other instruments;

(e)         The Partnership Interests and all Rights of each Debtor with respect thereto, including all Partnership Interests set forth under the caption “Pledged LLC Interests” or “Pledged Partnership Interests” on Annex C and all of each Debtor’s distribution rights, income rights, liquidation interest, accounts, contract rights, governance rights, rights to vote, consent to action and other participation in the management of the issuer, the right to replace Debtor as partner of the issuer, general intangibles, notes, instruments, drafts, and documents relating to the Partnership Interests;

(f)         (i)  All copyrights (whether statutory or common law, registered or unregistered), works protectable by copyright, copyright registrations, written copyright licenses, and copyright applications of each Debtor, including the interests described on Annex B and including all of such Debtor’s Right, title, and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world; (ii) all renewals, extensions, and modifications thereof; (iii) all income, licenses, royalties, damages, profits, and payments relating to or payable under any of the foregoing; (iv) the Right to sue for past, present, or future infringements of any of the foregoing; and (v) all other Rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by each Debtor (“Copyrights”);

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(g)          (i) All patents, patent applications, written patent licenses, and patentable inventions of each Debtor, including the interests described on Annex B and including registrations, recordings, and applications thereof in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and all of the inventions and improvements described and claimed therein; (ii) all continuations, divisions, renewals, extensions, modifications, substitutions, reexaminations, continuations-in-part, or reissues of any of the foregoing; (iii) all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing; (iv) the Right to sue for past, present, and future infringements of any of the foregoing; and (v) all other Rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by each Debtor (“Patents”);

(h)          (i) All trademarks, written trademark licenses, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other business identifiers, all registrations, recordings, and applications thereof, including the interests described on Annex B and including registrations, recordings, and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof; (ii) all reissues, extensions, and renewals thereof; (iii) all income, royalties, damages, and payments now or hereafter relating to or payable under any of the foregoing, including damages or payments for past or future infringements of any of the foregoing; (iv) the Right to sue for past, present, and future infringements of any of the foregoing; (v) all Rights corresponding to any of the foregoing throughout the world; and (vi) all goodwill associated with and symbolized by any of the foregoing, in each case, whether now owned or hereafter acquired by each Debtor (“Trademarks”, and collectively with the Copyrights and the Patents, the “Intellectual Property”);

(i)          All present and future automobiles, trucks, truck tractors, trailers, semi-trailers, or other motor vehicles or rolling stock, now owned or hereafter acquired by each Debtor (collectively, the “Vehicles”);

(j)          (i) All of each Debtor’s Rights, titles, and interests in, to, and under the Assigned Agreements, including all Rights of each Debtor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all Rights of each Debtor to receive proceeds of any insurance, indemnity, warranty, or guaranty with respect to the Assigned Agreements, (iii) all claims of each Debtor for damages arising out of or for breach of or default under the Assigned Agreements, and (iv) all Rights of each Debtor to compel performance and otherwise exercise all rights and remedies under the Assigned Agreements;

(k)          All commercial tort claims, including those described on Annex B;

(l)          Any and all deposit accounts and bank accounts, now owned or hereafter acquired or opened by each Debtor, including any such accounts set forth on Annex B, and any account which is a replacement or substitute for any of such accounts (the “Deposit Accounts”), together with all monies, instruments, certificates, checks, drafts, wire transfer receipts, and other property deposited therein and all balances therein;

(m)          Any and all investment accounts, commodity accounts, and securities accounts, now owned or hereafter acquired or opened by each Debtor, including any such accounts set forth on Annex B, and any account which is a replacement or substitute for any of such accounts (the “Investment Accounts”), together with all securities, securities entitlements, monies, instruments, certificates, checks, drafts, wire transfer receipts, and other property deposited therein and all balances therein;

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(n)          All present and future distributions, income, increases, profits, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral described above;

(o)          All present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other Rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against the manufacturer of, or claims against any other Person with respect to, all or any part of the Collateral heretofore described in this Paragraph 3 or otherwise;

(p)          All present and future security for the payment to each Debtor of any of the Collateral described above and goods which gave or will give rise to any such Collateral or are evidenced, identified, or represented therein or thereby; and

(q)          To the extent not otherwise included herein, all Rights of each Debtor to receive payments under any indemnity, warranty, or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Collateral.

The description of the Collateral contained in this Paragraph 3 shall not be deemed to permit any action prohibited by this Security Agreement or by the terms incorporated in this Security Agreement.

4.          REPRESENTATIONS AND WARRANTIES. Each of the Company and the Parent Debtor represents and warrants and each other Debtor represents and warrants solely as to itself and not to any other Debtor, to the Secured Parties as of the Effective Date that:

(a)          Binding Obligation/Perfection. This Security Agreement creates a legal, valid, and binding Lien in and to the Collateral of such Debtor in favor of the Collateral Agent for the benefit of the Secured Parties and enforceable against such Debtor, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law. For Collateral in which the Security Interest may be perfected by the filing of financing statements, once those financing statements have been properly filed in the jurisdictions described on Annex A hereto, the Security Interest in that Collateral will be fully perfected and the Security Interest will constitute a second-priority Lien on such Collateral, subject only to Permitted Liens. Except as permitted under the Intercreditor Agreement, the Indenture or the other Note Documents, none of the Collateral has been delivered to nor has “control” (as defined in Section 8-106, 9-104, 9-105, 9-106 and/or 9-107 of the UCC) with respect thereto been given to any other Person other than to the Collateral Agent for the benefit of the Secured Parties. Other than the financing statements with respect to this Security Agreement and the Deposit Account Control Agreements and Investment Account Control Agreements executed in connection herewith, there are no other financing statements or control agreements covering any Collateral, other than those evidencing Permitted Liens. The creation of the Security Interest in the Collateral does not require the consent of any Person that has not been obtained.

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(b)          Debtor Information. Such Debtor’s exact legal name, mailing address, jurisdiction of organization, type of entity, and state issued organizational identification number (if any) are as set forth on Annex A hereto. Such Debtor’s sole place of business or chief executive office is where such Debtor is entitled to receive notices hereunder; the present and foreseeable location of such Debtor’s books and records concerning any of the Collateral is as set forth on Annex A hereto.

(c)          Liens. Such Debtor owns all currently existing Collateral, and will acquire all hereafter-acquired Collateral, free and clear of all Liens, except Permitted Liens.

(d)          Collateral. Annex B for such Debtor accurately describes Deposit Accounts (other than Deposit Accounts that constitute Excluded Assets pursuant to clause (iv) of such definition), Investment Accounts, and commercial tort claims, in the case of commercial tort claims, having a value individually or in the aggregate in excess of $20,000,000 in which such Debtor has any Rights, titles, or interest.

(e)          Deposit Accounts. (i) With respect to the Deposit Accounts described in the preceding clause (d), such Debtor has the legal Right to pledge and assign to the Collateral Agent, for the benefit of the Secured Parties, the funds deposited and to be deposited in each such Deposit Account and (ii) the Deposit Accounts set forth on Annex B applicable to such Debtor represent all such Deposit Accounts of such Debtor.

(f)          Investment Accounts. With respect to the Investment Accounts described in the preceding clause (d), (i) such Debtor has the legal Right to pledge and assign to the Collateral Agent, for the benefit of the Secured Parties, the securities and security entitlements deposited and to be deposited in each such Investment Account and (ii) the Investment Accounts set forth on Annex B applicable to such Debtor represent all such Investment Accounts of such Debtor.

(g)          Commercial Tort Claims. On the Effective Date, no Debtor holds any commercial tort claims having a value individually or in the aggregate in excess of $20,000,000 except as described on Annex B.

(h)          Governmental Authority. Except UCC financing statement filings and intellectual property filings and payment of applicable filing fees, no authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by such Debtor of the Collateral pursuant to this Security Agreement or for the execution, delivery, or performance of this Security Agreement by such Debtor, or (ii) for the exercise by the Collateral Agent of the voting or other Rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement (except as may be required in connection with the disposition of the Pledged Securities by Laws affecting the offering and sale of securities generally).

(i)          Pledged Securities; Pledged Shares. All Collateral of such Debtor that is Pledged Shares is (or, in the case of Pledged Shares issued by Persons that are not Affiliates of such Debtor, to the knowledge of such Debtor is) duly authorized, validly issued, fully paid, and non-assessable, and the transfer thereof is not subject to any restrictions, other than restrictions imposed by applicable Laws or with respect to which any required consent, approval or authorization has been obtained. Annex C contains an accurate description as of the Effective Date of the Equity interests owned by such Debtor. Such Debtor has good title to the Pledged Securities of such Debtor, free and clear of all Liens and encumbrances thereon (except for Permitted Liens), and has delivered to the Collateral Agent (or to the Priority Lien Collateral Agent in accordance with the Intercreditor Agreement) (i) all stock certificates, or other instruments or documents representing or evidencing such Pledged Securities, together with corresponding assignment or transfer powers duly executed in blank by such Debtor, and such powers have been duly and validly executed and are binding and enforceable against such Debtor in accordance with their terms or (ii) to the extent such Pledged Securities are uncertificated and constitute securities for purposes Article 8 of the UCC, or if otherwise required by the Lead Holder or the Collateral Agent, an executed Acknowledgment of Pledge substantially in the form of Annex D. The pledge of the Pledged Securities owned by such Debtor in accordance with the terms hereof creates a valid and perfected second priority security interest in such Pledged Securities securing payment of the Secured Obligations, subject only to Permitted Liens.

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(j)          Partnership Interests. Each Partnership listed on Annex C is duly organized, currently existing, and in good standing under the Laws of its jurisdiction of organization or formation; there have been no amendments, modifications, or supplements to any agreement or certificate creating any such Partnership or any material contract relating to such Partnerships, of which the Lead Holder and the Collateral Agent have not been advised in writing; and no approval or consent of the partners of any such Partnership is required as a condition to the validity and enforceability of the Security Interest created hereby or the consummation of the transactions contemplated hereby which has not been duly obtained by the relevant Debtor. Each Debtor has good title to the Partnership Interests owned by such Debtor free and clear of all Liens and encumbrances (except for Permitted Liens). The Partnership Interests owned by such Debtor are (or, in the case of Partnership Interests issued by Persons that are not Affiliates of such Debtor, to the knowledge of such Debtor are) validly issued, fully paid, and nonassessable and are not subject to statutory, contractual, or other restrictions governing their transfer, ownership, or control, except as set forth in the applicable Partnership Agreements or applicable Laws. All capital contributions required to be made by the terms of such Partnership Agreements for each Partnership have been made.

5.          COVENANTS. So long as any Obligation (other than Obligations in respect of indemnification or expense reimbursement for which no claim has been made) shall remain unpaid or unsatisfied, each Debtor covenants and agrees with the Collateral Agent that such Debtor will:

(a)          [Reserved.]

(b)          Perform Obligations. Notwithstanding anything to the contrary contained herein, (i) such Debtor shall remain liable under and/or with respect to the Collateral, including the contracts, agreements, documents, and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) the exercise by the Collateral Agent of any of its rights or remedies hereunder shall not release such Debtor from any of its duties or obligations under the contracts, agreements, documents, and instruments included in the Collateral, (iii) the Collateral Agent shall not have any indebtedness, liability, or obligation under and/or with respect to the Collateral, including any of the contracts, agreements, documents, and instruments included in the Collateral by reason of this Security Agreement or any other document related thereto, and the Collateral Agent shall not be obligated to perform any of the obligations or duties of such Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, (iv) neither the Collateral Agent nor any other Secured Party shall have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any Assigned Agreement included in the Collateral, and (v) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Debtor from any of its duties or obligations under the Assigned Agreements included in the Collateral.

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(c)          Annexes; Notices. (i) As soon as reasonably practicable, update all annexes hereto of such Debtor if any information therein shall become inaccurate or incomplete; provided that, notwithstanding any other provision herein, such Debtor’s failure to describe any Collateral required to be listed on any annex hereto shall not impair the Secured Parties’ Security Interest in the Collateral; (ii) promptly notify the Lead Holder and the Collateral Agent of (A) any material change in any fact or circumstances represented or warranted by such Debtor with respect to any of the Collateral, (B) any claim, action, or proceeding affecting title to Collateral of such Debtor or the Security Interest in such Collateral and, at the reasonable written request of the Lead Holder or the Collateral Agent, appear in and defend, at such Debtor’s expense, any such action or proceeding, (C) any material damage to or loss of Collateral, and (D) the occurrence of any other event(s) or condition(s) (including matters as to Lien priority) that could reasonably be expected to have a Material Adverse Effect on the Collateral; and (iii) give the Lead Holder and the Collateral Agent fifteen (15) days written notice before (or by such later date as the Lead Holder and the Collateral Agent may agree in its sole discretion) any proposed (A) relocation of its principal place of business or chief executive office, (B) change of its name, identity, or corporate structure, (C) relocation of the place where its books and records concerning its accounts are kept or (D) change of its jurisdiction of organization or organizational identification number, as applicable. Prior to making any of the changes contemplated in the preceding clause (iii), such Debtor shall execute and deliver (or, if the Lead Holder so agrees, agree to execute and deliver) all such additional documents and perform all additional acts as the Lead Holder or the Collateral Agent may reasonably request in order to continue or maintain the existence and required priority of the Security Interests in all of the Collateral.

(d)          Collateral in Trust. After the occurrence and during the continuance of an Event of Default, (i) hold in trust for the Secured Parties all Collateral that is chattel paper, instruments, or documents at any time received by such Debtor, (ii) upon the request of the Lead Holder or the Collateral Agent, promptly deliver to the Collateral Agent (or to the Priority Lien Collateral Agent in accordance with the Intercreditor Agreement) all collateral of the type described in this Paragraph (d), (iii) upon the request of the Lead Holder or the Collateral Agent, mark any chattel paper, instruments, or documents retained by such Debtor to state that they are assigned to the Collateral Agent (or to the Priority Lien Collateral Agent in accordance with the Intercreditor Agreement), and (iv) upon the request of the Lead Holder or the Collateral Agent, endorse each such instrument to the Collateral Agent (or to the Priority Lien Collateral Agent in accordance with the Intercreditor Agreement) (but the failure of same to be so marked or endorsed shall not impair the Security Interest thereon).

(e)          Control. Execute all documents and take any action reasonably required by the Collateral Agent in order for the Collateral Agent to obtain “control” within the meaning of Section 8-106, 9-104, 9-105, 9-106 and/or 9-107 (as applicable) of the UCC) with respect to Collateral of such Debtor consisting of Deposit Accounts, Investment Accounts and other investment property, electronic chattel paper and letter-of-credit rights (other than to the extent constituting Excluded Assets). If such Debtor at any time holds or acquires an interest in any “transferable record,” as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction (the “UETA”), promptly notify the Lead Holder and the Collateral Agent thereof and, at the request of the Lead Holder or the Collateral Agent, take such action as the Lead Holder or the Collateral Agent may reasonably request to establish the Collateral Agent’s control (within the meaning of Section 16 of the UETA) over such “transferable record”.

(f)          Transfers; Encumbrances. Not sell, assign, transfer, lease, charter or otherwise dispose of the Collateral or any part thereof or any interest therein, or offer to do any of the foregoing, except as permitted by the Indenture; and not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien or other encumbrance on the Collateral other than Permitted Liens, and shall defend such Debtor’s rights in the Collateral and the Collateral Agent’s Security Interest in the Collateral against the claims and demands of all Persons except those holding or claiming Permitted Liens.

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(g)          Delivery of Chattel Paper and Instruments. At the request of the Lead Holder or the Collateral Agent, deliver all of such Debtor’s instruments and chattel paper to the Collateral Agent (or to the Priority Lien Collateral Agent in accordance with the Intercreditor Agreement), together with corresponding endorsements duly executed by the relevant Debtor in favor of the Collateral Agent for the benefit of the Secured Parties.

(h)          Further Assurances. Subject to the Intercreditor Agreement and at the cost of such Debtor, from time to time promptly execute and deliver to the Collateral Agent all such assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as the Lead Holder or the Collateral Agent may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest, to carry out the provisions of this Security Agreement and to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; and pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interests granted by such Debtor.

(i)          Commercial Tort Claims. If such Debtor shall at any time hold or acquire a commercial tort claim other than or in addition to those set forth on Annex B relating to any of the Collateral and having a value individually or in the aggregate in excess of $20,000,000 (each such commercial tort claim, an “Additional Commercial Tort Claim”), such Debtor shall promptly notify the Lead Holder and the Collateral Agent in a writing authenticated by such Debtor of the brief details of such Additional Commercial Tort Claim. Such Debtor shall grant to the Collateral Agent for the benefit of the Secured Parties in such writing a security interest in such Additional Commercial Tort Claim and in the proceeds thereof, all in accordance with and subject to the terms of this Security Agreement and such writing shall be in form and substance reasonably satisfactory to the Lead Holder and the Collateral Agent. Each Debtor hereby agrees to execute and deliver any additional documents or instruments, including any financing statements or amendments to any then existing financing statements, that the Lead Holder or the Collateral Agent reasonably deems necessary to create, perfect, and protect the Collateral Agent’s Lien on and security interest in such Additional Commercial Tort Claim.

(j)          Securities. (i) Except as permitted by the Indenture: (A) not sell, exchange, or otherwise dispose of, or grant any option, warrant, or other Right with respect to, any of the Pledged Securities owned by it; (B) to the extent any issuer of any Pledged Securities is controlled by such Debtor and/or its Affiliates, not permit such issuer to issue any additional shares of stock or other securities in addition to or in substitution for such Pledged Securities, except issuances to such Debtor on terms reasonably acceptable to the Lead Holder and the Collateral Agent; and (C) pledge hereunder, immediately upon such Debtor’s acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each Subsidiary of such Debtor (other than any such additional shares or securities that constitute Excluded Equity Interests); and (ii) subject to the Intercreditor Agreement, take any action necessary, required, or reasonably requested by the Lead Holder or the Collateral Agent to allow the Collateral Agent to fully enforce its Security Interest in the Pledged Securities including the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party. In the event an uncertificated Pledged Security is certificated or the issuer thereof opts to have its Pledged Equity treated as “securities” for purposes of Article 8 of the UCC, Debtor shall promptly thereafter deliver the certificate to the Collateral Agent (or the Priority Lien Collateral Agent in accordance with the Intercreditor Agreement) with an undated executed irrevocable stock power and such other documents as the Collateral Agent may require in connection therewith. Debtor shall not permit an uncertificated Pledged Security to constitute a “security” under Article 8 of the UCC unless Debtor has delivered to Secured Party a fully executed Acknowledgment of Pledge substantially in the form of Annex D. The Collateral Agent agrees that it shall not deliver instructions or make any demand under any Acknowledgment of Pledge unless an Event of Default has occurred and is continuing.

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(k)          Partnerships and Partnership Interests. (i) Notify the Lead Holder and the Collateral Agent of the occurrence of any default or breach or event of default under any contract or agreement creating or relating to the Partnerships owned by such Debtor if such default, breach or event of default could reasonably be expected to have a Material Adverse Effect or to materially adversely affect the Collateral Agent or its interests in such Partnerships; (ii) to the extent any Partnership is controlled by such Debtor and/or its Affiliates, cause such Partnership to refrain from granting any Partnership Interests in addition to or in substitution for the Partnership Interests granted by the Partnerships, except to a Debtor or as permitted by the Indenture; (iii) pledge hereunder, immediately upon such Debtor’s acquisition (directly or indirectly) thereof, any and all additional Partnership Interests of any Partnership other than Partnership Interests constituting Excluded Equity Interests granted to such Debtor; and any and all additional shares of stock or other securities of each; (iv) deliver to the Collateral Agent (with a copy to the Lead Holder) a fully-executed Acknowledgment of Pledge, substantially in the form of Annex D with respect of any Partnership Interests unless otherwise agreed by the Collateral Agent, for each Partnership Interest; and (v) subject to the Intercreditor Agreement, take any action necessary, required, or reasonably requested by the Lead Holder or the Collateral Agent to allow the Collateral Agent to fully enforce its Security Interest in the Partnership Interests, including the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party. In the event an uncertificated Partnership Interest is certificated or the issuer thereof opts to have its Pledged Equity treated as “securities” for purposes of Article 8 of the UCC, Debtor shall promptly thereafter deliver the certificate to the Collateral Agent (or the Priority Lien Collateral Agent in accordance with the Intercreditor Agreement) with an undated executed irrevocable company/partnership interest power and such other documents as the Collateral Agent may require in connection therewith. Debtor shall not permit an uncertificated Partnership Interest to constitute a “security” under Article 8 of the UCC unless Debtor has delivered to Secured Party a fully executed Acknowledgment of Pledge substantially in the form of Annex D. The Collateral Agent agrees that it shall not deliver instructions or make any demand under any Acknowledgment of Pledge unless an Event of Default has occurred and is continuing.

(l)          Deposit Accounts. (i) No Debtor shall establish or maintain a Deposit Account or an Investment Account without executing and delivering to the Collateral Agent (with a copy to the Lead Holder) a Deposit Account Control Agreement or an Investment Account Control Agreement, as applicable, in form and substance reasonably satisfactory to the Lead Holder and the Collateral Agent, covering the applicable Deposit Account or Investment Account; and (ii) once a Deposit Account Control Agreement or an Investment Account Control Agreement, as applicable, has been so executed and delivered, no Debtor will deposit or maintain Collateral (including the proceeds thereof) in a Deposit Account or an Investment Account that is not subject to a Deposit Account Control Agreement or an Investment Account Control Agreement, as applicable; provided, however, that in the case of Deposit Accounts or Investment Accounts acquired pursuant to an Acquisition permitted under the terms of the Indenture (and which were not formed in contemplation of such Acquisition), so long as the Debtor provides the Lead Holder and the Collateral Agent with written notice of the existence of such Deposit Account or Investment Account within five (5) Business Days following the date of the Acquisition (or such later date as the Lead Holder and the Collateral Agent may agree), the Debtor will have sixty (60) days to subject such Deposit Account or Investment Account to a Deposit Account Control Agreement or Investment Account Control Agreement, as applicable. Notwithstanding the forgoing, this Section 5(l) shall not apply to any Deposit Account exclusively used for trust, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Debtor’s employees.

(m)       Finance Corp. Notwithstanding anything set forth herein or in any other Note Document to the contrary, under no circumstances (i) shall Finance Corp. issue (or shall any Debtor cause Finance Corp. to issue) certificated Equity Interests or (ii) any Debtor grant control to any Person over the Equity Interests of Finance Corp. (whether by control agreement or otherwise) other than, in the case of clause (ii), to the Priority Lien Collateral Agent or the Collateral Agent; provided, however, upon granting such control to the Priority Lien Agent, such Debtor must substantially simultaneously therewith grant such control to the Collateral Agent, subject to the Intercreditor Agreement.

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6.          DEFAULT; REMEDIES. If an Event of Default exists, the Collateral Agent may, at its election in its sole discretion, and shall, at the written direction of the Lead Holder or Majority Holders (but subject to the terms and conditions of the Intercreditor Agreement and the other Note Documents), exercise any and all rights available to the Secured Parties under the UCC, in addition to any and all other rights afforded by the Note Documents, at Law, in equity, or otherwise, including (a) requiring any and all Debtors to assemble all or part of the Collateral and make it available to the Collateral Agent at a place to be designated by the Collateral Agent, (b) surrendering any policies of insurance on all or part of the Collateral and receiving and applying the unearned premiums as a credit on the Obligations, (c) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and each Debtor hereby consents to any such appointment), (d) applying to the Obligations any cash held by the Collateral Agent under this Security Agreement and (e) in accordance with the Deposit Account Control Agreements and/or Investment Account Control Agreements, as applicable, giving any instructions directing the disposition of funds from time to time credited to any Deposit Account or Investment Account and withholding any withdrawal rights from a Debtor with respect to funds from time to time credited to any Deposit Account or Investment Account.

(a)          Sales; Notice. The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral trustee for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Debtor, and each Debtor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to the relevant Debtor and to any other Person entitled to notice under the UCC or other applicable law; provided that, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, the Collateral Agent may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than ten (10) Business Days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Debtor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Debtor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Debtors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Debtor further agrees that a breach of any of the covenants contained in this Paragraph 6 will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Paragraph 6 shall be specifically enforceable against such Debtor, and such Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Paragraph 6 shall in any way limit the rights of the Collateral Agent hereunder.

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(b)          Condition of Collateral; Warranties. The Collateral Agent has no obligation to clean up or otherwise prepare the Collateral for sale. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Collateral Agent shall have no obligation to marshal any of the Collateral.

(c)          Sales of Pledged Securities.

(i)          Each Debtor agrees that, because of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the “Securities Act”), or any other Laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting the Collateral Agent in any attempts to dispose of certain portions of the Pledged Securities and for the enforcement of its Rights. For these reasons, the Collateral Agent is hereby authorized by each Debtor, but not obligated, upon the occurrence and during the continuation of an Event of Default, to sell all or any part of the Pledged Securities at private sale, subject to investment letter or in any other manner which will not require the Pledged Securities, or any part thereof, to be registered in accordance with the Securities Act or any other Laws or regulations, at a reasonable price at such private sale or other distribution in the manner mentioned above. Each Debtor understands that the Collateral Agent may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Securities, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number or potential purchasers, registered under the Securities Act, or sold in the open market. Each Debtor agrees that any such private sale made under this Paragraph 6(c) shall be deemed to have been made in a commercially reasonable manner, and that the Collateral Agent has no obligation to delay the sale of any Pledged Securities to permit the issuer thereof to register it for public sale under any applicable federal or state securities Laws.

(ii)         The Collateral Agent is authorized, but not obligated, in connection with any such sale, (A) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, and (B) to impose such other limitations or conditions in connection with any such sale as the Lead Holder or the Collateral Agent reasonably deems necessary in order to comply with applicable Law. Each Debtor covenants and agrees that it will execute and deliver such documents and take such other action as the Lead Holder or the Collateral Agent reasonably deems necessary in order that any such sale may be made in compliance with applicable Law. Upon any such sale the Collateral Agent shall have the Right to deliver, assign, and transfer to the purchaser thereof the Pledged Securities so sold. Each purchaser at any such sale shall hold the Pledged Securities so sold absolutely free from any claim or Right of any Debtor of whatsoever kind, including any equity or Right of redemption of any Debtor. Each Debtor, to the extent permitted by applicable Law, hereby specifically waives all Rights of redemption, stay, or appraisal which it has or may have under any Law now existing or hereafter enacted.

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(iii)        Each Debtor agrees that ten (10) days’ written notice from the Lead Holder or the Collateral Agent, to such Debtor of the Collateral Agent’s intention to make any such public or private sale or sale of such Debtor’s Pledged Securities at a broker’s board, on a securities exchange or otherwise (except as expressly provided above) shall constitute reasonable notice under the UCC. Such notice shall (A) in case of a public sale, state the time and place fixed for such sale, (B) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such a sale is to be made and the day on which such Pledged Securities, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (C) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale, all Pledged Securities may be sold in one lot as an entirety or in separate parcels, as the Lead Holder or the Collateral Agent may reasonably determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

(iv)        In case of any sale of all or any part of the Pledged Securities on credit or for future delivery, the Pledged Securities so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Securities so sold and in case of any such failure, such Pledged Securities may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at Law or in equity to foreclose the Security Interests and sell the Pledged Securities, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(v)         Without limiting the foregoing, or imposing upon the Collateral Agent any obligations or duties not required by applicable Law, each Debtor acknowledges and agrees that, in foreclosing upon any of the Pledged Securities, or exercising any other Rights or remedies provided the Collateral Agent hereunder or under applicable Law, the Collateral Agent may, but shall not be required to, (A) qualify or restrict prospective purchasers of the Pledged Securities by requiring evidence of sophistication or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers’ receipt of information regarding the Pledged Securities or participation in any public or private foreclosure sale process, (B) provide to prospective purchasers business and financial information regarding any or all Debtors available in the files of the Collateral Agent at the time of commencing the foreclosure process, without the requirement that the Collateral Agent obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective purchasers, the accuracy of any such business or financial information, or (C) offer for sale and sell the Pledged Securities with, or without, first employing an appraiser, investment banker, or broker with respect to the evaluation of the Pledged Securities, the solicitation of purchasers for Pledged Securities, or the manner of sale of Pledged Securities.

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(d)          Compliance with Other Laws. The Collateral Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(e)          Application of Proceeds. Subject to the Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any sale or other disposition of the Collateral under this Paragraph 6 first, to the payment of costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligations), and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent) and all advances made by the Collateral Agent hereunder for the account of the applicable Debtor, and to the payment of all costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Indenture, all in accordance with the terms hereof or thereof; second, toward repayment of other amounts expended by the Collateral Agent under Paragraph 7; and third, toward payment of the balance of the Obligations in the order and manner specified in the Indenture. Any surplus remaining shall be delivered to the relevant Debtor or as a court of competent jurisdiction may direct. If the proceeds are insufficient to pay the Obligations in full, each Debtor shall remain liable for any deficiency in accordance with the terms and provisions of the Indenture.

(f)          Sales on Credit. If the Collateral Agent sells any of the Collateral upon credit, Debtors will be credited only with payments actually made by the purchaser, received by the Collateral Agent, and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and Debtors shall be credited with the proceeds of the sale.

7.          OTHER RIGHTS OF THE COLLATERAL AGENT.

(a)          Performance. If any Debtor fails to pay when due any Taxes on any of the Collateral in the manner required by the Note Documents, or fails to preserve the required priority of the Security Interest in any of the Collateral (subject to Permitted Liens), or fails to keep the Collateral insured as required by the Note Documents, or otherwise fails to perform any of its obligations under the Note Documents with respect to the Collateral, then the Collateral Agent may, at its option, or, but without being required to do so, pay such Taxes, prosecute or defend any suits in relation to the Collateral, or insure and keep insured the Collateral in any amount deemed appropriate by the Collateral Agent, or take all other action which such Debtor is required, but has failed or refused, to take under the Note Documents. Any sum which may be expended or paid by the Collateral Agent under this subparagraph (including court costs and reasonable attorneys’ fees) shall bear interest from the dates of expenditure or payment at the Default Rate until paid and, together with such interest, shall be payable by Debtors to the Collateral Agent upon demand and shall be part of the Obligations.

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(b)          Collection. If an Event of Default exists and upon notice from the Collateral Agent, and subject to the Intercreditor Agreement, each Obligor with respect to any payments on any of the Collateral (including insurance proceeds payable by reason of loss or damage to any of the Collateral and payments or distributions with respect to Deposit Accounts and Investment Accounts) is hereby authorized and directed by each Debtor to make payment directly to the Collateral Agent, regardless of whether any Debtor was previously making collections thereon. Subject to Paragraphs 7(c) and 7(g) hereof, until such notice is given, each Debtor is authorized to retain and expend all payments made on Collateral. If an Event of Default exists and subject to the Intercreditor Agreement, the Collateral Agent shall have the Right, but shall not be obligated, in its own name or in the name of any Debtor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as the Collateral Agent may determine; to notify any and all account debtors to make payments of the accounts directly to the Collateral Agent; to demand, collect, receive, receipt for, sue for, compound, and give acquittances for any and all amounts due or to become due with respect to Collateral; to exercise exclusive control over Deposit Accounts and Investment Accounts, or to take control of cash and other proceeds of any Collateral; to endorse the name of the relevant Debtor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of the Collateral Agent; to sign the name of the relevant Debtor on any invoice or bill of lading relating to any Collateral, on any drafts against Obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect to Collateral; to send requests for verification of obligations to any Obligor; and to do all other acts and things necessary to carry out the intent of this Security Agreement. If an Event of Default exists and any Obligor fails or refuses to make payment on any Collateral when due, the Collateral Agent is authorized, in its sole discretion and is not obligated, either in its own name or in the name of any Debtor, to take such action as the Collateral Agent shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists, subject to the Intercreditor Agreement. Regardless of any other provision hereof, however, the Collateral Agent shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatsoever to anyone except the relevant Debtor to account for funds that it shall actually receive hereunder. The receipt of the Collateral Agent of any amount paid to the Collateral Agent by any such Obligor shall be a full and complete release, discharge, and acquittance to such Obligor, to the extent of any amount so paid to the Collateral Agent. During the continuance of an Event of Default, all amounts and proceeds (including instruments) received by any Debtor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Debtor and shall be forthwith paid over to the Collateral Agent (or the Priority Lien Collateral Agent in accordance with the Intercreditor Agreement) in the same form as so received (with any necessary endorsement). The rights of the Collateral Agent in this Paragraph 7(b) shall be in addition to those set forth in Paragraph 7(c), and the provisions of this Paragraph 7(b) shall not in any way be construed to limit the Collateral Agent’s rights under Paragraph 7(c).

(c)          Intellectual Property. For purposes of enabling the Collateral Agent to exercise its rights and remedies under this Security Agreement and enabling the Collateral Agent and its successors and assigns to enjoy the full benefits of the Collateral, in each case at such time as such Persons shall be lawfully entitled to exercise such rights and remedies, each Debtor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive license or other right (exercisable without payment of royalty or other compensation to such Debtor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Debtor to avoid the risk of invalidation of such Trademarks, to use any of such Debtor’s Intellectual Property, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and such Debtor’s rights under all licenses and all franchise agreements shall inure to the Collateral Agent’s benefit, which license or right may only be exercised after the occurrence of and during the continuation of an Event of Default. Each Debtor shall provide the Collateral Agent with reasonable access to all media in which any of the Intellectual Property may be recorded or stored and all computer programs used for the compilation or printout thereof. This license or other right shall also inure to the benefit of all successors, assigns, and transferees of the Collateral Agent. With respect to Intellectual Property that is not owned by the Debtors, the license and other rights contained in this Paragraph 7(c) shall be subject to the terms of any licenses or other agreements that create and govern any Debtor’s right in such Intellectual Property.

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(d)          Record Ownership of Securities. If an Event of Default exists and subject to the Intercreditor Agreement, the Collateral Agent at any time may, but shall not be required to, have any Collateral that is Pledged Securities and that is in the possession of the Collateral Agent, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as the Collateral Agent; and, as to any Collateral that is Pledged Securities so registered, if no Event of Default then exists, the Collateral Agent shall execute and deliver (or cause to be executed and delivered) upon the relevant Debtor’s written request and at such Debtor’s sole cost and expense, to such Debtor all such proxies, powers of attorney, dividend coupons or orders, and other documents as such Debtor may reasonably request for the purpose of enabling such Debtor to exercise the voting Rights and powers which it is entitled to exercise under this Security Agreement or to receive the dividends and other distributions and payments in respect of such Collateral that is Pledged Securities or proceeds thereof which it is authorized to receive and retain under this Security Agreement and the Intercreditor Agreement.

(e)          Voting of Securities. As long as no Event of Default exists and subject to the Intercreditor Agreement, each Debtor is entitled to exercise all voting Rights pertaining to its Pledged Securities and Partnership Interests; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of the Lead Holder and the Collateral Agent which would be inconsistent with or violate any provision of this Security Agreement or any other Note Document; and provided further that such Debtor shall give the Lead Holder and the Collateral Agent at least five Business Days’ prior written notice in the form of an officers’ certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual Rights pertaining to the Collateral or any part thereof which might have a material adverse effect on the value of the Collateral or any part thereof. If an Event of Default exists and if the Collateral Agent elects to exercise such Right (at the written direction of the Lead Holder), the Right to vote any Pledged Securities shall be vested exclusively in the Collateral Agent, subject to the Intercreditor Agreement. To this end, each Debtor hereby irrevocably constitutes and appoints the Collateral Agent the proxy and attorney-in-fact of such Debtor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Securities standing in the name of such Debtor or with respect to which such Debtor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default exists. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligations have been paid and performed in full.

(f)          Certain Proceeds.

(i) Any and all dividends, interest, or other distributions paid or payable in cash or other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Collateral shall be part of the Collateral hereunder, and from and after the occurrence and during the continuance of an Event of Default, (A) shall, if received by any Debtor, be held in trust for the benefit of the Collateral Agent, and (B) if requested by the Lead Holder or the Collateral Agent and subject to the Intercreditor Agreement, shall forthwith be delivered to the Collateral Agent (accompanied by proper instruments of assignment executed by such Debtor in accordance with the Collateral Agent’s instructions) to be held subject to the terms of this Security Agreement. Any cash proceeds of Collateral which come into the possession of the Collateral Agent upon the occurrence and during the continuance of an Event of Default (including insurance proceeds) may, at the Collateral Agent’s option, exercisable in its sole discretion or upon the written direction of the Majority Holders, be applied in whole or in part to the Obligations (to the extent then due), be released in whole or in part to or on the written instructions of the relevant Debtor for any general or specific purpose, or be retained in whole or in part by the Collateral Agent as additional Collateral.

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(ii) Whether or not a Default or Event of Default exists (A) any cash Collateral in the Cash Collateral Account or received by the Collateral Agent from the sale, collection or other realization upon any Collateral (but not other cash Collateral) in the possession of the Collateral Agent may be invested by the Collateral Agent in deposit accounts and certificates of deposit issued by the Collateral Agent (if the Collateral Agent issues such certificates) or by any state or national bank having combined capital and surplus greater than $100,000,000 with a rating from Moody’s and S&P of P-1 and A-1+, respectively, or in securities issued or guaranteed by the United States of America or any agency thereof and the Collateral Agent shall never be obligated to make any such investment and shall never have any liability to any Debtor for any loss which may result therefrom and (B) all interest and other amounts earned from any investment of Collateral may be dealt with by the Collateral Agent in the same manner as other cash Collateral.

(g)          Use and Operation of Collateral. Should any Collateral come into the possession of the Collateral Agent, the Collateral Agent may, but shall not be obligated to, use such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by the Collateral Agent in respect of such Collateral. Each Debtor covenants to promptly reimburse and pay to the Collateral Agent, at the Collateral Agent’s request, the amount of all reasonable expenses (including attorneys’ fees and expenses), costs, and other charges (including the cost of any insurance and payment of Taxes or other charges) incurred by the Collateral Agent in connection with its custody and preservation of Collateral, and all such expenses, costs, Taxes, and other charges shall bear interest at the Default Rate until repaid and, together with such interest, shall be payable by such Debtor to the Collateral Agent upon demand and shall become part of the Obligations. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtors, and the Collateral Agent shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of the Collateral Agent, the Collateral Agent shall have no duty to fix or preserve rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to the relevant Debtors for what it may actually collect or receive thereon. The provisions of this subparagraph are applicable whether or not a Default or Event of Default exists.

(h)          Event of Default. If an Event of Default exists, the Collateral Agent shall have, and each Debtor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, the Right and authority, subject to the Intercreditor Agreement, to transfer, all funds on deposit in the Deposit Accounts to one or more “Cash Collateral Accounts” (herein so called) maintained with a depository institution acceptable to the Collateral Agent and subject to the exclusive direction, domain, and control of the Collateral Agent, and no disbursements or withdrawals shall be permitted to be made by any Debtor from such Cash Collateral Accounts. Such Cash Collateral Accounts shall be subject to the Security Interest and Liens in favor of the Collateral Agent herein created, and each Debtor hereby grants a security interest to the Collateral Agent, for the benefit of the Secured Parties, in and to, such Cash Collateral Accounts and all checks, drafts, and other items ever received by such Debtor for deposit therein. Furthermore, if an Event of Default exists, the Collateral Agent shall have the right, but shall not be obligated, at any time in its discretion without notice to any Debtor and subject to the Intercreditor Agreement, (i) to transfer to or to register in the name of the Collateral Agent or any Lender or nominee any certificates of deposit or deposit instruments constituting Deposit Accounts and shall have the right to exchange such certificates or instruments representing Deposit Accounts for certificates or instruments of smaller or larger denominations and (ii) to take and apply against the Obligations any and all funds then or thereafter on deposit in the Cash Collateral Accounts or otherwise constituting Deposit Accounts.

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(i)          Power of Attorney. Each Debtor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of such Debtor or in its own name, to take after the occurrence and during the continuance of an Event of Default, any and all action and to execute any and all documents and instruments which the Collateral Agent at any time and from time to time deems necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, each Debtor hereby gives the Collateral Agent the power and right on behalf of such Debtor and in its own name to do any of the following from time to time after the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement, without notice to or the consent of such Debtor: (i) to transfer any and all funds on deposit with the Collateral Agent in one or more deposit accounts, and any certificates of deposit or deposit instruments constituting deposit accounts, to the Cash Collateral Account as set forth in herein; (ii) to receive, endorse, and collect any drafts or other instruments or documents in connection with clause (b) above and this clause (i); (iii) to use such Debtor’s Intellectual Property as provided in Paragraph 7(c); (iv) to demand, sue for, collect, or receive, in the name of such Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance; (v) to pay or discharge taxes, Liens, or other encumbrances levied or placed on or threatened against the Collateral; (vi) to notify post office authorities to change the address for delivery of such Debtor to an address designated by the Collateral Agent and to receive, open, and dispose of mail addressed to such Debtor; and (vii) (A) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suit, action, or proceeding at Law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other Right in respect of any Collateral; (E) to defend any suit, action, or proceeding brought against such Debtor with respect to any Collateral; (F) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as the Collateral Agent may determine; (H) to add or release any guarantor, indorser, surety, or other party to any of the Collateral; (I) to renew, extend, or otherwise change the terms and conditions of any of the Collateral; (J) to endorse such Debtor’s name on all applications, documents, papers, and instruments necessary or desirable in order for the Collateral Agent to use any of the Intellectual Property; (K) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); (L) to execute on behalf of such Debtor any financing statements or continuation statements with respect to the Security Interests created hereby, and to do any and all acts and things to protect and preserve the Collateral, including the protection and prosecution of all rights included in the Collateral; and (M) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Debtor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Collateral Agent’s security interest therein.

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This power of attorney is a power coupled with an interest and shall be irrevocable. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to the Collateral Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither the Collateral Agent nor any Person designated by the Collateral Agent shall be liable for any act or omission or for any error of judgment or any mistake of fact or Law in connection with its exercise of this power of attorney, in each case except as are determined by final and nonappealable judgment of a court of competent jurisdiction to constitute or result from gross negligence, willful misconduct or breach in bad faith of any of its obligations under a Note Document. This power of attorney is conferred on the Collateral Agent solely to protect, preserve, maintain, and realize upon its Security Interest in the Collateral. The Collateral Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and shall not be responsible to any Debtor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

(j)          Purchase Money Collateral. To the extent that any Secured Party has advanced or will advance funds to or for the account of any Debtor to enable such Debtor to purchase or otherwise acquire Rights in Collateral, such Secured Party, at its option, may pay such funds (i) directly to the Person from whom such Debtor will make such purchase or acquire such Rights, or (ii) to such Debtor, in which case such Debtor covenants to promptly pay the same to such Person, and forthwith furnish to the Collateral Agent evidence satisfactory to the Lead Holder and the Collateral Agent that such payment has been made from the funds so provided.

(k)          Subrogation. If any of the Obligations is given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, the Collateral Agent shall be, and is hereby, subrogated to all of the Rights, titles, interests, and Liens securing the indebtedness so renewed, extended, or paid.

(l)          Indemnification. Each Debtor hereby assumes all liability for the Collateral, for the Security Interest, and for any use, possession, maintenance, and management of, all or any of the Collateral, including any Taxes arising as a result of, or in connection with, the transactions contemplated herein, and agrees to assume liability for, and to indemnify and hold the Lead Holder, the Collateral Agent and each other Secured Party harmless from and against, any and all claims, causes of action, or liability, for injuries to or deaths of Persons and damage to property, howsoever arising from or incident to such use, possession, maintenance, and management, whether such Persons be agents or employees of such Debtor or of third parties, or such damage be to property of such Debtor or of others. Each Debtor agrees to indemnify, save, and hold the Lead Holder, the Collateral Agent and each other Secured Party (each, an “indemnified person”), harmless from and against, and covenants to defend each indemnified person against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses (collectively, “Claims”), including court costs and attorneys’ fees, and any of the foregoing arising from the negligence of an indemnified person, or any of their respective officers, employees, agents, advisors, employees, or representatives, howsoever arising or incurred because of, incident to, or with respect to Collateral or any use, possession, maintenance, or management thereof or the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Security Agreement, any other related document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated); provided, however, that such Debtor shall not be required to indemnify an indemnified person for Claims caused by the gross negligence or willful misconduct of such indemnified person or the breach in bad faith by such indemnified person of its obligations hereunder or under any other Note Document, in each case as determined by a court of competent jurisdiction by final and nonappealable judgment. This Paragraph 7(l) will not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. The rights of indemnified person and obligations of the Debtors under or pursuant to this Security Agreement shall survive the termination of this Security Agreement, and the earlier removal or resignation of the Collateral Agent hereunder.

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(m)          Limitations on Liability. The Collateral Agent shall have no liability for losses arising from (i) any cause beyond its control, (ii) any delay, error, omission or default of any mail, electronic mail or other electronic communication or operator, or (iii) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. The Collateral Agent shall not be responsible for any special, exemplary, punitive or consequential damages. The Collateral Agent shall not be responsible for the preparation or filing of any UCC financing statements or the correctness of any financing statements filed in connection with this Security Agreement or the validity or perfection of any lien or security interest created pursuant to this Security Agreement. The Collateral Agent shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Debtors.

(n)          Standard of Care. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Debtor or otherwise.

(o)          Appointment. The Collateral Agent has been appointed pursuant to the Indenture to act as Collateral Agent hereunder. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Security Agreement and the Indenture. In furtherance of the foregoing provisions of this Paragraph 7, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms of this Paragraph 7. The provisions of the Indenture relating to the Collateral Agent including, without limitation, the provisions relating to resignation or removal of the Collateral Agent, reimbursement of expenses and the powers and duties and immunities of the Collateral Agent are incorporated herein by this reference and shall survive any termination of the Indenture.

(p)          Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Security Agreement by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Paragraph 7 and similar provisions in the Indenture shall apply to any the Affiliates of the Collateral Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Collateral Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Paragraph 7 and of the Indenture shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Collateral Agent, (a) such sub-agent shall be a third party beneficiary under this Security Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Debtors and the Secured Parties, (a) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Collateral Agent and not to any Debtor, Secured Party or any other Person and no Debtor, Secured Party or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

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8.          ADDITIONAL DEBTORS. From time to time subsequent to the time hereof, additional Subsidiaries of the Parent Debtor may become Guarantors pursuant to the Indenture (each an “Additional Debtor”). Substantially contemporaneous therewith, such Additional Debtors shall join this Security Agreement by executing a Security Agreement Supplement in the form of Attachment A attached hereto (or such other form as may be satisfactory to the Lead Holder and the Collateral Agent). Upon delivery of any such supplement to the Lead Holder and the Collateral Agent, notice of which is hereby waived by Debtors, each such Additional Debtor shall be a Debtor hereunder and shall be a party hereto as if such Additional Debtor were an original signatory hereof. Each Debtor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Debtor hereunder, or by any election any Secured Party not to cause any Subsidiary of the Parent Debtor to become an Additional Debtor hereunder. This Security Agreement shall be fully effective as to any Debtor that is or becomes a party hereto regardless of whether any such Person becomes or fails to become or ceases to be a Debtor hereunder.

9.          CONSENT TO TRANSFER. Each Debtor, In its capacity as an issuer of any Partnership Interest and in its capacity as a partner or member of another Debtor, hereby consents to the grant by such Debtor and each other Debtor of a security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral described in Section 3(c) and (e) (including, without limitation, the Pledged Partnership Interests, Pledged LLC Interests and Pledged Shares constituting Collateral) and without limiting the foregoing, consents (including, without limitation, for purposes of Section 18-704(a)) of the Delaware Limited Liability Company Act, as amended from time to time) to the assignment, sale, disposition or other transfer (a “Transfer”) of any such Collateral to the Collateral Agent, its nominee or other transferee in connection with the exercise of remedies following an Event of Default (“Transferees”) and (including, without limitation, for purpose of Section 18-702 of the Delaware Limited Liability Company Act, as amended from time to time) to the substitution of  any such Transferees as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto (including, without limitation, the right to participate in the management of the business and affairs of the business).  Notwithstanding any provision of any Debtor’s Partnership Agreements or limited liability company agreements or operating agreements to the contrary, each Debtor further agrees that any Transferee of such Collateral in connection with a Transfer shall automatically be admitted as a member or a partner, as applicable, under the Partnership Agreements or limited liability company agreements or operating agreements, as applicable, without consent, amendment or other action of any Debtor or any other member or partner of any such Debtor.

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10.         MISCELLANEOUS.

(a)          Continuing Security Interest. This Security Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until satisfaction of the conditions for release of Liens set forth in the Indenture; (ii) inure to the benefit of and be enforceable by the Collateral Agent, the Holders, and each of their respective successors, transferees, and assigns; and (iii) be binding on each Debtor and such Debtor’s successors and assigns. No Debtor may, except as expressly permitted under the Indenture, assign any rights, duties, or obligations hereunder. Without limiting the generality of the foregoing clause (ii), the Collateral Agent and the Holders may assign or otherwise transfer any of their respective rights under this Security Agreement to any other Person in accordance with the terms and provisions of the Note Documents, and to the extent of such assignment or transfer such Person shall thereupon become vested with all the rights and benefits in respect thereof granted herein or otherwise to each Secured Party, as the case may be. Upon satisfaction of the conditions set forth in clause (i) of this Paragraph 10(a), the Collateral Agent shall execute and deliver or cause to be executed and delivered release(s) in accordance with the provisions of the Indenture governing release of liens. If any of the Collateral shall be disposed of by any Debtor in a transaction permitted by the Indenture, then the Collateral Agent, at the written request and sole expense of such Debtor, shall execute and deliver to such Debtor (or its designee) releases or other documents reasonably necessary or desirable to release or reflect of public record the release of the Liens created hereby on such Collateral; provided that, such Debtor or the Company shall have delivered to the Lead Holder and the Collateral Agent a written request for release certifying that such transaction is in compliance with the Indenture and the other Note Documents. No Obligor, if any, on any of the Collateral shall ever be obligated to make inquiry as to the termination of this Security Agreement, but shall be fully protected in making payment directly to the Collateral Agent until actual notice of discharge of the Liens hereby created.

(b)          Actions Not Releases. The Security Interest and each Debtor’s obligations and each Secured Party’s rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligations; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligations; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Note Documents without the notification or consent of such Debtor, except as required therein (the Right to such notification or consent being herein specifically waived by each Debtor); (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligations, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligations, either with or without notice to or consent of any Debtor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by the Collateral Agent or any Holder to any Debtor; (vi) any neglect, delay, omission, failure, or refusal of the Collateral Agent or any Holder to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligations; (vii) any failure of the Collateral Agent or any Holder to notify any Debtor of any renewal, extension, or assignment of the Obligations or any part thereof, or the release of any Collateral or other security, or of any other action taken or refrained from being taken by the Collateral Agent or any Holder against any Debtor or any new agreement between or among the Collateral Agent or one or more Holders and any Debtor, it being understood that except as expressly provided herein, neither the Collateral Agent nor any Holder shall be required to give any Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligations, including notice of acceptance of this Security Agreement or any Collateral ever delivered to or for the account of the Collateral Agent hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligations against any party obligated with respect thereto by reason of the fact that the Obligations, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligations, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable Laws or for any other reason the Collateral Agent or any Holder is required to refund such payment or pay the amount thereof to someone else.

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(c)          Waivers; Remedies Cumulative. Except to the extent expressly otherwise provided herein or in other Note Documents and to the fullest extent permitted by applicable Law, each Debtor waives (i) any right to require the Collateral Agent or any Holder to proceed against any other Person, to exhaust its rights in Collateral, or to pursue any other right which the Collateral Agent or any Holder may have; (ii) with respect to the Obligations, presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate and notice of acceleration; and (iii) all rights of marshaling in respect of any and all of the Collateral. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other agreements related to the Security Interest or Collateral shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. Each right, power, and remedy of the Collateral Agent and the other Secured Parties, or any of them, as provided for in this Security Agreement or in any other agreements related to the Security Interest or Collateral or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Security Agreement or in any other agreements related to the Security Interest or Collateral or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Collateral Agent or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

(d)          Financing Statement; Authorization. The Collateral Agent shall be entitled at any time to file this Security Agreement or a carbon, photographic, or other reproduction of this Security Agreement, as a financing statement, but the failure of the Collateral Agent to do so shall not impair the validity or enforceability of this Security Agreement. Each Debtor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto (without the requirement for such Debtor’s signature thereon) containing any information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Debtor is an organization, the type of organization, and any organization identification number issued to such Debtor. Each Debtor agrees to furnish any such information to the Lead Holder or the Collateral Agent promptly upon request.

(e)          Amendments. Except as otherwise set forth in the Indenture, this Security Agreement may be amended only by an instrument in writing executed jointly by each Debtor to be bound thereby and the Collateral Agent (at the written direction of the Majority Holders), and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof; provided, however, that, notwithstanding the foregoing, (a) any amendment, restatement, supplement or other modification of this Security Agreement that has the effect solely of adding or maintaining Collateral, securing additional indebtedness or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Agent therein will become effective when executed and delivered by the applicable Debtors party thereto and the Collateral Agent, and (b) no amendment, restatement, supplement or other modification of this Security Agreement that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent, in each case, solely in its capacity as such, will become effective without the consent of the Collateral Agent. Any waiver by the Collateral Agent shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Collateral Agent or the obligations of the Debtors to the Collateral Agent in any other respect or at any other time. Notwithstanding the foregoing, the Collateral Agent and each applicable Debtor may, without the consent of any other Secured Party, enter into any amendment, restatement, supplement or other modification of this Security Agreement to cure any ambiguity, defect or inconsistency or to correct or supplement any provision in such document that may be inconsistent with any other provision of any other document related to the Security Interests or Collateral, or to further the intended purposes thereof or to provide additional benefits or rights to the Secured Parties, so long as prior to the execution of any such amendment, restatement, supplement or other modification, each applicable Debtor shall have delivered to the Collateral Agent an officers’ certificate in form and substance reasonably satisfactory to the Collateral Agent to the effect that such amendment, modification or waiver complies with the foregoing requirements.

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(f)          Multiple Counterparts. This Security Agreement may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart. Delivery of an executed signature page by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

(g)          Collateral Agent. The Collateral Agent may, without the joinder of any Holder, exercise any and all rights in favor of the Secured Parties hereunder, including conducting any foreclosure sales hereunder, and executing full or partial releases hereof, amendments or modifications hereto, or consents or waivers hereunder.

(h)          Note Documents. This Security Agreement is a Note Document.

(i)          GOVERNING LAW.         THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

(j)          Notices. All notices, requests and other communications provided for hereunder shall be in writing and given in the manner provided in Section 11.02 of the Indenture, to the Lead Holder and the Collateral Agent at its address set forth in, or to any Debtor at its address set forth in, Section 11.02 of the Indenture, or at such other address as shall be designated by the Collateral Agent or a Debtor, as applicable, by written notice to the other parties hereto.

(k)          Fraudulent Conveyance. Notwithstanding anything contained herein to the contrary, it is the intention of each Subsidiary Debtor and each Secured Party that the amount of the Obligations secured hereunder by any Subsidiary Debtor’s interests in any of its respective Collateral shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Subsidiary Debtor. Accordingly, notwithstanding anything to the contrary contained in this Security Agreement or in any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations secured by such Subsidiary Debtor’s interests in any of its Collateral pursuant to this Security Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Subsidiary Debtor’s obligations hereunder or the Liens and security interest granted to the Secured Parties hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

(l)          GOVERNING LAW; Waiver of Jury Trial. This Security Agreement and any claim, controversy or dispute arising under or related to this Security Agreement shall be governed by and construed in accordance with the laws of the State of New York, EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR NONPERFECTION, AND PRIORITY OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Each Debtor and the Collateral Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Security Agreement or the transactions contemplated hereby.

26

(m)          Severability. If any provision of this Security Agreement or any Security Agreement Supplement hereto is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Security Agreement or such Security Agreement Supplement, as applicable, shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.         INTERCREDITOR AGREEMENT.

(a)          The Collateral Agent, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement and (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement.

(b)          Notwithstanding any other provision contained herein, this Security Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement.  In the event of any conflict or inconsistency between the provisions of this Security Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

(c)          Without limiting the foregoing, at any time prior to the release of Liens related to the RBL Credit Agreement, any provision hereof requiring any Debtor to deliver possession of any Collateral to the Collateral Agent, or to cause the Collateral Agent to control any Collateral, shall be deemed to have been complied with, if and for so long as (i) the Intercreditor Agreement is in full force and effect and (ii) the Priority Lien Collateral Agent shall have such possession or control for the benefit of the Collateral Agent and as bailee or sub-agent of the Collateral Agent as provided in the Intercreditor Agreement; provided, however, notwithstanding anything to the contrary set forth in the foregoing, the Issuers and Guarantors shall be required to deliver duly executed Deposit Account Control Agreements and Investment Account Control Agreements with respect to Deposit Accounts and Investment Accounts as required hereunder.

12.         ENTIRE AGREEMENT. THIS SECURITY AGREEMENT AND THE OTHER NOTE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Remainder of Page Intentionally Blank.

Signature Pages to Follow.

27

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as of the day first above written.

DEBTORS:

BREITBURN ENERGY PARTNERS LP

By:	Breitburn GP LLC,
its general partner

/S/ James G. Jackson
Name:	James G. Jackson
Title:	Executive Vice President and
Chief Financial Officer

BREITBURN OPERATING LP

By:	Breitburn Operating GP LLC,
its general partner

/S/ James G. Jackson
Name:	James G. Jackson
Title:	Executive Vice President and
Chief Financial Officer

BREITBURN FINANCE CORPORATION

/S/ James G. Jackson
Name:	James G. Jackson
Title:	Chief Financial Officer

Signature Page to Security Agreement

ALAMITOS COMPANY
BEAVER CREEK PIPELINE, L.L.C.
GTG PIPELINE LLC
MERCURY MICHIGAN COMPANY, LLC
PHOENIX PRODUCTION COMPANY
QRE GP, LLC
TERRA ENERGY COMPANY LLC
TERRA PIPELINE COMPANY LLC

By:	/S/ James G. Jackson
	Name:	James G. Jackson
	Title:	Chief Financial Officer

BREITBURN OPERATING GP LLC
BREITBURN GP LLC
BREITBURN MANAGEMENT COMPANY LLC

By:	/S/ James G. Jackson
	Name:	James G. Jackson
	Title:	Executive Vice President and
Chief Financial Officer

BREITBURN FLORIDA LLC
BREITBURN OKLAHOMA LLC
BREITBURN SAWTELLE
BREITBURN TRANSPETCO GP LLC
BREITBURN TRANSPETCO LP LLC

By:	Breitburn Operating LP,
its sole member

By:	Breitburn Operating GP LLC,
its general partner

By:	/S/ James G. Jackson
	Name:	James G. Jackson
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Security Agreement

QR ENERGY, LP
By:	QRE GP, LLC,
its general partner

By:	/S/ James G. Jackson
	Name:	James G. Jackson
	Title:	Chief Financial Officer

QRE OPERATING, LLC
By:	QR Energy, LP,
its sole member

By:	QRE GP, LLC,
its general partner

By:	/S/ James G. Jackson
	Name:	James G. Jackson
	Title:	Chief Financial Officer

TRANSPETCO PIPELINE COMPANY, L.P.

By:	Breitburn Operating LP,
on behalf of itself and as the sole member of
Breitburn Transpetco GP LLC, each a
general partner

By:	Breitburn Operating GP LLC,
its general partner

By:	/S/ James G. Jackson
	Name:	James G. Jackson
	Title:	Executive Vice President and
Chief Executive Officer

Signature Page to Security Agreement

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/S/ Leland Hansen
Name:	Leland Hansen
Title:	Vice President

Signature Page to Security Agreement

ATTACHMENT A

TO SECURITY AGREEMENT

SECURITY AGREEMENT SUPPLEMENT

This SECURITY AGREEMENT SUPPLEMENT, dated [_______________], is delivered by [Name of Debtor] a [Name of State of Incorporation] [Corporation] (the “Debtor”) pursuant to the Security Agreement dated as of April 8, 2015 (as it may be from time to time amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among BREITBURN OPERATING LP, Breitburn Energy Partners LP, BREITBURN FINANCE CORPORATION, the other Debtors named therein and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

By executing and delivering this Security Agreement Supplement, Debtor hereby becomes a party to the Security Agreement with the same force and effect as if originally named a “Debtor” therein, and without limiting the generality of the foregoing, (a) Debtor hereby expressly assumes all obligations and liabilities of a Debtor thereunder and agrees to be bound by the terms thereof, and (b) confirms the grant to the Collateral Agent set forth in Paragraph 2 of the Security Agreement of, and in order to secure the full and complete payment and performance of the Obligations when due, Debtor hereby grants to the Collateral Agent, for its benefit and for the benefit of the Holders, a security interest in and lien on, all of Debtor’s right, title and interest in and to all Collateral, whether now or hereafter existing or in which Debtor now has or hereafter acquires an interest and wherever the same may be located, and Debtor hereby pledges, collaterally transfers, and assigns the Collateral (whether now or hereafter existing or in which Debtor now has or hereafter acquires an interest and wherever the same may be located), to the Collateral Agent, for its benefit and the benefit of the Holders, all upon and subject to the terms and conditions of the Security Agreement.

Debtor represents and warrants that the attached supplements to the Annexes to the Security Agreement accurately and completely set forth all information required pursuant to the Security Agreement with respect to Debtor and its properties and assets, and hereby agrees that such supplements to the Annexes to the Security Agreement shall constitute part of the Annexes to the Security Agreement. Debtor hereby represents and warrants that each of the representations and warranties set forth in the Security Agreement as to such Debtor is true and correct on and as of the date thereof (after giving effect to this Supplement) as if made on and as of such date.

This Security Agreement Supplement shall be governed by and construed in accordance with the laws of the State of New York.

Attachment A to Security Agreement

IN WITNESS WHEREOF, Debtor has caused this Security Agreement Supplement to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF DEBTOR]

By:
Name:
Title:

Attachment A to Security Agreement

Attachments – Annexes A, B and C are to be attached to each Security Agreement Supplement, in the same form as Annexes A, B and C to the Security Agreement.

ANNEX A TO SECURITY AGREEMENT

DEBTOR INFORMATION

The mailing address and location of books and records for Breitburn Operating LP is:

515 S. Flower Street, Suite 4800

Los Angeles, California 90071

Attention: Chief Financial Officer

The mailing address and location of books and records for each of the other debtors is:

c/o Breitburn Operating LP

515 S. Flower Street, Suite 4800

Los Angeles, California 90071

Attention: Chief Financial Officer

Legal Name of Debtor	Type of Entity	Jurisdiction of Organization	State Issued Organizational Identification No.
Alamitos Company	Corporation	California	C1491741
Beaver Creek Pipeline, L.L.C.	Limited Liability Company	Michigan	B50927
Breitburn Energy Partners LP	Limited Partnership	Delaware	4096475
Breitburn Finance Corporation	Corporation	Delaware	4693387
Breitburn Florida LLC	Limited Liability Company	Delaware	4355916
Breitburn GP LLC	Limited Liability Company	Delaware	4096474
Breitburn Management Company LLC	Limited Liability Company	Delaware	4132203
Breitburn Oklahoma LLC	Limited Liability Company	Delaware	5360372
Breitburn Operating GP LLC	Limited Liability Company	Delaware	4169857
Breitburn Operating LP	Limited Partnership	Delaware	4169880
Breitburn Sawtelle LLC (f/k/a Breitburn Fulton LLC)	Limited Liability Company	Delaware	3144632
Breitburn Transpetco GP LLC	Limited Liability Company	Delaware	3958596

Annex A to Security Agreement

Legal Name of Debtor	Type of Entity	Jurisdiction of Organization	State Issued Organizational Identification No.
Breitburn Transpetco LP LLC	Limited Liability Company	Delaware	3958609
GTG Pipeline LLC	Limited Liability Company	Virginia	S239225-8
Mercury Michigan Company, LLC	Limited Liability Company	Michigan	D24776
Phoenix Production Company	Corporation	Wyoming	1989-000257711
QR Energy, LP	Limited Partnership	Delaware	4872553
QRE GP, LLC	Limited Liability Company	Delaware	4872554
QRE Operating, LLC	Limited Liability Company	Delaware	4891741
Terra Energy Company LLC	Limited Liability Company	Michigan	D24772
Terra Pipeline Company LLC	Limited Liability Company	Michigan	D2476X
Transpetco Pipeline Company, L.P.	Limited Partnership	Delaware	2501840

Annex A to Security Agreement

ANNEX B TO SECURITY AGREEMENT

INFORMATION REGARDING CERTAIN COLLATERAL

Debtors

I.             INTELLECTUAL PROPERTY

A.           Registered Copyrights, Copyright Applications, Material Unregistered Copyrights

None.

B.           Issued Patents and Patent Applications

None.

C.           Registered Trademarks, Trademark Applications, Unregistered Trademarks

Mark	Int. Cl.	Identifier	Registration Date
BREITBURN	37	Reg. No. 3,435,162	May 27, 2008
	37	Reg. No. 4,675,322	January 20, 2015
	37	Reg. No. 4,681,437	February 3, 2015

Annex B to Security Agreement

ANNEX C TO SECURITY AGREEMENT

DESCRIPTION OF PLEDGED SHARES, LIMITED LIABILITY COMPANY INTERESTS

AND PARTNERSHIP INTERESTS

Pledged Stock:

Issuer	Owner of Stock	Class of Stock	Certificate No.	No. of Shares
Alamitos Company	Breitburn Operating LP	Common Stock	11	1,110
Breitburn Finance Corporation	Breitburn Energy Partners LP	Common Stock	N/A	100%
Phoenix Production Company	Breitburn Operating LP	Common Stock	6	2,500

Pledged LLC Interests:

Name of LLC	Owner of Interests	Class of Interest	Certificate No.	Percentage Interest
Beaver Creek Pipeline, L.L.C.	Breitburn Operating LP	Membership	N/A	50%
Beaver Creek Pipeline, L.L.C.	Mercury Michigan Company, LLC	Membership	N/A	50%
Breitburn Florida LLC	Breitburn Operating LP	Membership	N/A	100%
Breitburn Management Company LLC	Breitburn Energy Partners LP	Membership	N/A	100%
Breitburn Oklahoma LLC	Breitburn Operating LP	Membership	N/A	100%
Breitburn Operating GP LLC	Breitburn Energy Partners LP	Membership	N/A	100%
Breitburn Sawtelle LLC	Breitburn Operating LP	Membership	N/A	100%
Breitburn Transpetco GP LLC	Breitburn Operating LP	Membership	N/A	100%
Breitburn Transpetco LP LLC	Breitburn Operating LP	Membership	N/A	100%
GTG Pipeline LLC	Breitburn Operating LP	Membership	N/A	100%
Mercury Michigan Company, LLC	Breitburn Operating LP	Membership	N/A	100%
Terra Energy Company LLC	Breitburn Operating LP	Membership	N/A	100%

Annex C to Security Agreement

Name of LLC	Owner of Interests	Class of Interest	Certificate No.	Percentage Interest
Terra Pipeline Company LLC	Terra Energy Company LLC	Membership	N/A	100%

QRE Operating, LLC	QR Energy, LP	Membership	1	100%

Pledged Partnership Interests:

Name of Partnership	Owner of Interests	Class of Interest	Certificate No.	Percentage Interest
Breitburn Operating LP	Breitburn Energy Partners LP	Limited Partner	N/A	99.999%
Breitburn Operating LP	Breitburn Operating GP LLC	General Partner	N/A	0.001%
Terra-Westside Processing Company	Terra Energy Company LLC	General Partner	N/A	15%
Transpetco Pipeline Company, L.P.	Breitburn Transpetco LP LLC	Limited Partner	N/A	59%
Transpetco Pipeline Company, L.P.	Breitburn Transpetco GP LLC	General Partner	N/A	1%
Transpetco Pipeline Company, L.P.	Breitburn Operating LP	Limited Partner	N/A	39%
Transpetco Pipeline Company, L.P.	Breitburn Operating LP	General Partner	N/A	1%
QR Energy, LP	Breitburn Operating LP	Limited Partner	N/A	100%

Annex C to Security Agreement

ANNEX D TO SECURITY AGREEMENT

ACKNOWLEDGMENT OF PLEDGE

CORPORATION/PARTNERSHIP/LIMITED LIABILITY COMPANY: _______________________ (the “Issuer”)

INTEREST OWNER: __________________________ (the “Interest Owner”)

SECURITY AGREEMENT: Security Agreement dated as of April 8, 2015 (as amended, modified, supplemented, or restated from time to time, the “Security Agreement”). Capitalized terms not defined herein have the meanings assigned thereto in the Security Agreement.

DATE: _______________

BY THIS ACKNOWLEDGMENT OF PLEDGE dated as of the date first above written, the Issuer hereby acknowledges the pledge in favor of U.S. Bank, National Association (“Pledgee”), in its capacity as the Collateral Agent under the Security Agreement, against, and a security interest in favor of Pledgee in, all of the Interest Owner’s rights in connection with any equity interest in the Issuer now and hereafter owned by the Interest Owner (“Issuer Interest”).

A.           Pledge Records. The Issuer has identified Pledgee’s interest in all of the Interest Owner’s right, title, and interest in and to all of the Interest Owner’s Issuer Interest as subject to a pledge and security interest in favor of Pledgee in the Issuer’s books and records.

B.           Issuer Distributions, Accounts, and Correspondence. The Issuer hereby agrees and acknowledges that if at any time the Issuer receives instructions originated by Pledgee relating to the Issuer Interest, the Issuer shall comply with such instructions without further consent by the Interest Owner or any other person. Without limiting the foregoing, the Issuer hereby acknowledges that upon demand of Pledgee and subject to the Intercreditor Agreement, (i) all proceeds, distributions, and other amounts payable to the Interest Owner, including upon the termination, liquidation, and dissolution of the Issuer, shall be paid and remitted to the Pledgee, (ii) all funds in deposit accounts held for the account of, or otherwise payable to, the Interest Owner shall be held for the benefit of Pledgee, and (iii) all future correspondence, accountings of distributions, and tax returns of the Issuer shall be provided to the Pledgee. The Issuer acknowledges and accepts such direction and hereby agrees that it shall, upon the written demand by the Pledgee, pay directly to the Pledgee (or the Priority Lien Collateral Agent in accordance with the Intercreditor Agreement) to its offices as shall be specified by the Pledgee any and all distributions, income, and cash flow arising from the Issuer Interests whether payable in cash, property or otherwise, subject to and in accordance with the terms and conditions of the organizational documents of the Issuer. The Pledgee may from time to time notify the Issuer of any change of address to which such amounts are to be paid.

Notwithstanding anything herein to the contrary, this Acknowledgement of Pledge is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of any Intercreditor Agreement and the terms of this Acknowledge of Pledge, the terms of such Intercreditor Agreement shall govern and control.

Remainder of Page Intentionally Blank.

Signature Page to Follow.

Annex D to Security Agreement

EXECUTED as of the date first stated in this Acknowledgment of Pledge.

[ISSUER]

By:	,
as [General Partner] [Manager]

By:
Name:
Title:

Annex D to Security Agreement